Exhibit 99.1

THORATEC REPORTS THIRD QUARTER RESULTS

COMPANY COMPLETES ENROLLMENT FOR PHASE I OF HEARTMATE II® TRIAL;
FILES IDE TO BEGIN PHASE II

     (PLEASANTON, CA), October 26, 2004—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, today reported results for the third quarter and first nine months of fiscal 2004.

     Product sales for the quarter ended October 2, 2004, were $40.7 million, a 15 percent increase over sales of $35.3 million in the third quarter of 2003.

     Thoratec reported a net loss of $398,000, or $0.01 per share, in the third quarter of 2004, compared with net income of $887,000, or $0.02 per share, in the same period a year ago.

     Taxed cash earnings, a non-GAAP measure of our financial performance that excludes, as applicable, litigation, merger and restructuring costs, impairment of intangibles, in-process R&D, and amortization of intangibles, and takes into account the tax effect of these adjustments, were $1.8 million, or $0.04 per share, versus taxed cash earnings of $2.8 million, or $0.05 per share, in the same period a year ago. A reconciliation of this non-GAAP measure to our GAAP results is provided in the attached condensed consolidated financial statements.

     The company’s effective tax rates on a GAAP basis were 42 percent and 39 percent for the three months ended October 2, 2004 and September 27, 2003, respectively. The effective tax rates on taxed cash earnings for the same periods were 28 percent and 39 percent, respectively.

     “Our financial performance for the quarter reflects sales growth of our ventricular assist devices (VADs) due to new Destination Therapy activity, and double-digit sales growth at our International Technidyne Corporation (ITC) division. Sales at ITC increased 27 percent—18 percent excluding the impact of the acquired IRMA® TRUpoint product line—and were driven by both its alternate site and hospital point-of-care businesses,” noted D. Keith Grossman, president and chief executive officer. “Our operating expenses for the quarter reflect expanded marketing activities to support Destination Therapy and increased clinical trial activity versus the prior year, although these operating expenses were less than the prior quarter,” he added.

     The company reported approximately 40 HeartMate® XVE devices were implanted for Destination Therapy during the quarter, bringing to approximately 116 the total number of procedures performed during the first nine months of 2004. Year-to-date, 42 centers have performed one or more Destination Therapy procedures versus 34 at the end of the second quarter. The company’s HeartMate LVAS (left ventricular assist system) is the first and, to date, only FDA-approved device for Destination Therapy.

     “We believe that the newly implemented Medicare reimbursement policy, which increased reimbursement by approximately 40 percent effective October 1, is a major milestone in the development of the Destination Therapy market. The average payment available to the 69 CMS-certified centers has increased to approximately $136,000, although actual payments could range as high as $200,000 based on a center’s geographic location and other factors. We believe that this new level of reimbursement will help eliminate an important initial barrier and serve as a catalyst for these centers to begin building Destination Therapy programs,” noted Jeffrey Nelson, president of the company’s cardiovascular division.

     “At the same time, we continue to see very encouraging improvement in patient outcomes with the Destination Therapy procedure,” he continued. “In fact, the one-year post- FDA approval survival rate at our five most active centers is 65 percent versus 51 percent for the REMATCH trial. This data suggests that as centers do more of these procedures, the patient outcomes improve. In addition, we’ve seen a very meaningful reduction in the level of adverse events.”

     As announced during the quarter, the company has completed initial enrollment in its U.S. Phase I trial for the HeartMate II, the company’s next generation heart assist device. Last week, the company filed an Investigational Device Exemption (IDE) supplement to begin a pivotal Phase II trial that would involve 20-40 centers.

     The HeartMate II is designed to provide long-term cardiac support for patients who are in end-stage heart failure. It is an implantable LVAS powered by a rotary pumping mechanism. It weighs approximately 12 ounces and is equivalent in size to a D-cell battery, making it significantly smaller than currently approved devices. With only one moving part, the HeartMate II is designed to have a much longer functional life than other approved devices and to operate more simply and quietly.

     “In all, we have now implanted 25 bridge-to-transplant patients in our U.S. and European HeartMate II trials with very encouraging results. Of these patients, 16 continue to be supported by the device, including the first patient implanted whose one-year anniversary on the device is next month. Twelve patients have been discharged to their homes, four have been transplanted and five have died for reasons unrelated to the device,” Grossman noted. “We have experienced no serious device-related adverse events to date and the response from patients has been very positive. In addition, we are seeing a great deal of interest from clinicians and centers regarding participation in the next phase of this clinical program,” he added.

     Thoratec also announced during the quarter that it had received FDA approval of its PreMarket Approval (PMA) Supplement to market the Thoratec® IVAD (Implantable Ventricular Assist Device) in the U.S. for bridge-to-transplantation and has launched its sales program for the device. An implantable version of the Thoratec VAD, the IVAD weighs less than a pound and is the smallest implantable pulsatile VAD currently available. The approval was based on data from U.S. and European clinical trials that involved 30 patients and cumulative support of more than 2,400 days. There were no device failures and one patient was supported for nearly 10 months.

     For the first nine months of fiscal 2004, Thoratec reported product sales of $124.1 million compared with $107.5 million in the same period a year ago.

     The company reported net income of $1.1 million, or $0.02 per share, versus net income of $3.3 million, or $0.06 per share, in the first nine months of 2003. Taxed cash earnings for the period were $7.1 million, or $0.13 per share, compared with taxed cash earnings of $8.9 million, or $0.16 per share, in the first nine months of 2003. The effective tax rates for both GAAP and taxed cash earnings were 35 percent and 39 percent for the nine months ended October 2, 2004 and September 27, 2003, respectively.

     In addition, the company said that it invested approximately $18.3 million to repurchase approximately 1.7 million shares in the third quarter, including approximately $5 million under a new $25 million share repurchase program authorized by its board of directors. The company has invested an additional $5 million to date in the fourth quarter to repurchase approximately 557,000 shares. To date in 2004, the company has invested approximately $95 million to repurchase approximately 7.4 million shares.

MANAGEMENT’S REASONS FOR PRESENTING
NON-GAAP FINANCIAL MEASURES

     Thoratec management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenue generated by its products and certain costs of producing that revenue, such as cost of product sales, research and development and selling, general and administrative expenses. One such measure is taxed cash earnings, which are non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Taxed cash earnings consist of GAAP income (loss) before taxes excluding, as applicable, litigation, merger, restructuring, impairment of intangibles, in-process R&D, and amortization of intangibles, adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.

     Management believes it is useful in measuring Thoratec’s operations to exclude, as applicable, litigation, merger, restructuring, impairment of intangibles, in-process R&D, and amortization of intangibles because these costs are either essentially fixed and cannot be influenced by management in the short or medium term or represent significant non-recurring or infrequent costs not related to current operations.

     Management believes that taxed cash earnings provide useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitate comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached condensed consolidated financial statements.

CONFERENCE CALL/WEBCAST INFORMATION

     Thoratec will hold a conference call to discuss its financial results and operating activities to all interested parties at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) today, hosted by Mr. Grossman and Wayne Boylston, senior vice president and chief financial officer.

     The teleconference can be accessed by calling (719) 457-2649. Please dial in ten to 15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through November 2, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 896295.

     Thoratec Corporation is a world leader in products to treat cardiovascular disease with its Thoratec VAD and HeartMate LVAS with more than 8,800 devices implanted in patients suffering from heart failure. Thoratec’s product line also includes the Vectra® vascular access graft (VAG) for patients undergoing hemodialysis. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.

     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for future performance or timelines and milestones for clinical trials contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1993 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words “expects,” “projects,” “hopes,” “believes,” and other similar words. Actual results could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of Thoratec product sales, and the related gross margin for such product sale, the results of clinical trials including the HeartMate II, the ability to improve financial performance, regulatory approval processes, the effect of healthcare reimbursement and coverage policies, the effects of seasonality in Thoratec products sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. These factors, and others, are discussed more fully under the heading, “Risk Factors,” in Thoratec’s 10-K for the fiscal year ended January 3, 2004, and 10-Q for the fiscal quarter ended July 3, 2004, other filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contact Information:	Media Contact Information:
Wayne Boylston	Nanette Pietroforte/Jennifer Chan
Chief Financial Officer	FischerHealth, Inc.
Thoratec Corporation	(310) 577-7870, ext. 161/164
(925) 847-8600	npietroforte@fischerhealth.com
jchan@fischerhealth.com

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	September	December
	2004	2003
ASSETS
Cash, cash equivalents and available-for-sale investments	$146,879	$103,199
Restricted investments	9,827	—
Receivables, net	29,934	27,969
Inventories	41,386	36,417
Property, plant and equipment, net	28,193	28,492
Goodwill and purchased intangible assets	250,291	260,930
Other assets	23,913	19,124

TOTAL ASSETS	$530,423	$476,131

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$21,689	$22,772
Subordinated convertible notes	143,750	—
Long-term deferred tax liability and other	63,734	67,123

TOTAL LIABILITIES	229,173	89,895
Shareholders’ Equity	301,250	386,236

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$530,423	$476,131

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September	September	September	September
	2004	2003	2004	2003
Product sales	$40,661	$35,250	$124,055	$107,469
Cost of product sales	17,646	14,256	51,680	43,799

Gross profit	23,015	20,994	72,375	63,670

Operating expenses:
Selling, general and administrative	13,168	10,562	39,954	31,791
Research and development	6,970	6,100	21,689	18,640
Amortization of purchased intangible assets	2,931	3,096	8,793	9,288
Litigation, restructuring and other costs	310	—	443	(124)

Total operating expenses	23,379	19,758	70,879	59,595

Income (loss) from operations	(364)	1,236	1,496	4,075
Interest and other income and expense — net	(322)	218	200	1,379

Income (loss) before income tax expense (benefit)	(686)	1,454	1,696	5,454
Income tax expense (benefit)	(288)	567	594	2,127

Net income (loss)	$(398)	$887	$1,102	$3,327

Net income (loss) per share, basic and diluted	$(0.01)	$0.02	$0.02	$0.06

Shares used to compute net income per share:
Basic	50,114	55,704	53,304	55,386
Diluted	50,114	57,705	54,422	56,761

Reconciliation of Cash Earnings and Taxed Cash Earnings to GAAP Income (Loss) Before Income Tax Expense (Benefit)

     This press release discloses “taxed cash earnings” which is not a financial measure prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Management believes that taxed cash earnings can be a useful measure for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable, the effects of charges associated with litigation, merger, restructuring, impairment of intangibles, in process R&D and amortization of intangibles. However, this measure should be considered in addition to, and not as a substitute, or a superior measure to, income (loss) before income tax expense (benefit) or other measures of financial performance prepared in accordance with GAAP. Taxed cash earnings reconciles to GAAP income (loss) before income tax expense (benefit), as follows:

	Three Months Ended		Nine Months Ended
	September	September	September	September
	2004	2003	2004	2003
Income (loss) before income tax expense (benefit) as reported under GAAP	$(686)	$1,454	$1,696	$5,454
Adjustments to reconcile GAAP income (loss) before income tax expense (benefit) with taxed cash earnings:
Amortization of purchased intangible assets	2,931	3,096	8,793	9,288
Litigation, restructuring and other costs	310	—	443	(124)

Cash earnings before taxes	2,555	4,550	10,932	14,618
Income tax	727	1,775	3,826	5,701

Taxed cash earnings	$1,828	$2,776	$7,106	$8,917

Taxed cash earnings per share, basic and diluted	$0.04	$0.05	$0.13	$0.16